UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 30, 2009

NATHAN'S FAMOUS, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-3189	11-3166443
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1400 Old Country Road, Westbury, New York	11590
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(516) 338-8500

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-14(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On June 30, 2009, Nathan’s Famous, Inc., a Delaware corporation (the “Company”), Prime Logic Capital LLC, a Delaware limited liability company (“PLC”) and Cantor Fitzgerald & Co., a New York partnership (“Cantor”) entered into an agreement (the “Purchase Agreement”) pursuant to which PLC sold to Cantor, and Cantor then sold to the Company, 238,129 shares of the Company’s common stock, par value $.01 per share (“Common Stock”). The Company paid a purchase price of an aggregate $ 3,007,569 for such shares of Common Stock. The Company entered into the Purchase Agreement in order to affect a purchase under its previously announced stock purchase plan for the purchase of up to 500,000 shares.  There is no material relationship between the Company and either PLC or Cantor other than in respect of the Purchase Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATHAN'S FAMOUS, INC.

By:	/s/ Ronald DeVos
Ronald DeVos
Vice-President Finance
and Chief Financial Officer
(Principal Financial and Accounting Officer)

Dated:  July 1, 2009